UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 30, 2005

DEVELOPERS DIVERSIFIED REALTY CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-11690	34-1723097

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3300 Enterprise Parkway, Beachwood, Ohio	44122

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (216) 755-5500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

As discussed in Item 2.03 below, the Company entered into an amended and restated credit facility with JPMorgan Securities, Inc. and Banc of America Securities LLC, as joint lead arrangers (collectively, the “Lenders”). A copy of the facility is filed as Exhibit 4.1 hereto.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under and Off-Balance Sheet Arrangement

On March 30, 2005, the Company amended and restated its primary revolving credit facility with the Lenders. The amendments extend the maturity date to May 2008, decreases the borrowing rate over LIBOR to 0.675%, modify certain covenants and allow for the future expansion of the credit facility to $1.25 billion.

Item 9.01 Financial Statements and Exhibits

Exhibits

(4.1) Sixth Amended and Restated Revolving Credit Agreement

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date March 31, 2005	Developers Diversified Realty Corporation (Registrant)
/s/ Joan U. Allgood
Joan U. Allgood
Senior Vice President – Corporate Affairs and Governance